Exhibit 99.1  Independent Auditors' Report

                      Independent Auditors' Report

My Favorite Muffin Too, Inc. and
     My Favorite Muffin, Inc.
Cranbury, New Jersey

     We have audited the accompanying combined balance sheet of My Favorite Muffin Too, Inc. and My Favorite Muffin, Inc. as of December 31, 1996, and the related combined statements of income and retained earnings, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

      In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of My Favorite Muffin Too, Inc. and My Favorite Muffin, Inc. as of December 31, 1996 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

      As described in Note 8 to the combined financial statements, in May 1997 the Companies were acquired by BAB Holdings, Inc.

                                BDO Seidman, L.L.P.

Philadelphia, Pennsylvania
May 19, 1997